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                                                                      EXHIBIT 11

                              WOOLWORTH CORPORATION

                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                                   (Unaudited)
                     (in millions, except per share amounts)

                                                                     Thirteen weeks ended             Thirty-nine weeks ended
                                                                   -------------------------         --------------------------
                                                                   Oct. 26,         Oct. 28,         Oct. 26,          Oct. 28,
                                                                     1996            1995              1996             1995
                                                                   --------         --------         --------          --------

FINANCIAL STATEMENT PRESENTATION
Weighted-average number of common shares outstanding                 133.6            132.8            133.3             132.8
                                                                   =======          =======          =======           =======

Net income (loss)                                                  $  68.9          $  33.8          $  69.3           $ (57.5)
Less Preferred Dividends                                              --               --               (0.1)             (0.1)
                                                                   -------          -------          -------           -------
Net income (loss) applicable to common shares                      $  68.9          $  33.8          $  69.2           $ (57.6)
                                                                   =======          =======          =======           =======

Net income (loss) per share of common stock                        $  0.52          $  0.26          $  0.52           $ (0.43)
                                                                   =======          =======          =======           =======


PRIMARY(1)

Weighted-average number of common shares
  outstanding and common share equivalents                           134.6            132.8            134.0             132.8
                                                                   =======          =======          =======           =======

Net income (loss) applicable to common shares                      $  68.9          $  33.8          $  69.2           $ (57.6)
                                                                   =======          =======          =======           =======

Primary net income (loss) per share of common stock                $  0.51          $  0.26          $  0.52           $ (0.43)
                                                                   =======          =======          =======           =======

FULLY DILUTED (1), (2)

Weighted-average number of common shares outstanding
  and fully diluted common share equivalents                         135.1            132.9            134.7             132.9
Assumed conversion of preferred stock                                 --                0.6             --                 0.6
                                                                   -------          -------          -------           -------
Adjusted weighted-average number of common
  shares and common share equivalents                                135.1            133.5            134.7             133.5
                                                                   =======          =======          =======           =======

Net income (loss) applicable to common shares                      $  68.9          $  33.8          $  69.3           $ (57.5)
                                                                   =======          =======          =======           =======

Fully diluted net income (loss) per share of common stock          $  0.51          $  0.26          $  0.51           $ (0.43)
                                                                   =======          =======          =======           =======


(1) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(2) This calculation is submitted for the 1995 loss in accordance with Regulation S-K, Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.